Exhibit 10.1

EXCHANGE AGREEMENT

by and between

PACIFIC CAPITAL BANCORP

and

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of July 26, 2010

TABLE OF CONTENTS

Page

ARTICLE I

THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES B

PREFERRED STOCK

-i-

LIST OF ANNEXES

ANNEX A: FORM OF AMENDED WARRANT

ANNEX B: FORM OF NEW CERTIFICATE OF DETERMINATION

ANNEX C: FORM OF OPINION

ANNEX D: FORM OF WAIVER

-ii-

LIST OF SCHEDULES

SCHEDULE A: CAPITALIZATION

SCHEDULE B: COMPANY MATERIAL ADVERSE EFFECT

(The Company agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.)

-iii-

Defined Terms

Affiliate	Section 6.7(b)
Agreement	Preamble
Amended Warrant	Recitals
Applicable Provision	Section 5.9(a)
Bank	Section 1.2(d)(ii)
Benefit Plans	Section 1.2(d)(x)
Board	Section 3.6
Business Combination	Section 6.7(c)
Bylaws	Section 5.9(a)
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Charter	Section 1.2(d)(vi)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	Section 6.7(d)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.2(d)(x)
Designated Matters	Section 6.7(e)
Dividend Exchange	Recitals
EAWA	Section 6.7(f)
EESA	Section 1.2(d)(x)
Exchange	Recitals
Exchange Act	Section 5.3(b)
Ford	Section 1.2(d)(ii)
GAAP	Section 5.7(a)(ii)
Governmental Entities	Section 1.2(c)
Information	Section 4.4(c)
Investor	Preamble
Investment Agreement	Section 1.2(d)(ii)
Junior Stock	Section 6.7(g)
New Certificate of Determination	Section 1.2(d)(vi)
Observer	Section 4.10(a)
Old Warrant	Recitals
Other Transaction	Section 4.9
Parity Stock	Section 6.7(h)
Permitted Repurchases	Section 5.7(a)(ii)
Preferred Stock	Section 6.7(i)
Previously Disclosed	Section 6.7(j)
Proposed Charter Amendment	Section 4.1(b)
Relevant Period	Section 1.2(d)(x)
SEC	Section 3.5(b)
Section 4.5 Employee	Section 4.5(b)
Securities Purchase Agreement	Recitals

-iv-

Senior Executive Officers	Section 1.2(d)(x)
Series B Preferred Stock	Recitals
Series B Shares	Recitals
Share Dilution Amount	Section 5.7(a)(ii)
Status Report	Section 4.9
subsidiary	Section 6.7(a)
Targeted Completion Date	Section 4.9
Transfer	Section 5.4
Underlying Common Shares	Section 3.2(a)
Warrant Shares	Section 3.2(a)

-v-

EXCHANGE AGREEMENT, dated as of July 26, 2010 (this “Agreement”) by and between Pacific Capital Bancorp, a California corporation (the “Company”), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 180,634 shares of the Company’s preferred stock designated as “Series B Fixed Rate Cumulative Perpetual Preferred Stock”, having a liquidation amount of $1,000 per share (the “Series B Preferred Stock”);

WHEREAS, the Company issued the Series B Preferred Stock pursuant to that certain Securities Purchase Agreement – Standard Terms incorporated into a Letter Agreement, dated as of November 21, 2008, as amended from time to time, between the Company and the Investor (the “Securities Purchase Agreement”);

WHEREAS, in the second quarter of 2009, the Company elected to defer regularly scheduled quarterly dividend payments on the Series B Preferred Stock;

WHEREAS, the Company and the Investor desire (i) to exchange (the “Preferred Exchange”) all 180,634 shares of the Series B Preferred Stock beneficially owned and held by the Investor (the “Series B Shares”) for 180,634 newly issued shares of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock of the Company (the “Capital Securities”), with a liquidation amount of $1,000 per share, (ii) to exchange additional fully paid and nonassessable shares of the Capital Securities for all accrued and unpaid dividends under the Series B Shares outstanding immediately prior to the Closing Date (such dividends accruing daily) (the “Dividend Exchange”) and (iii) to amend the terms of that certain warrant, dated November 21, 2008, to purchase 1,512,003 shares of common stock, no par value per share (“Common Stock”), granted by the Company for the benefit of the Investor (the “Old Warrant”) pursuant to an amended and restated warrant to purchase 1,512,003 shares of Common Stock, in substantially the form attached hereto as Annex A (the “Amended Warrant”), on the terms and subject to the conditions set forth herein (the “Warrant Exchange” and together with the Preferred Exchange and the Dividend Exchange, the “Exchange”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES B

PREFERRED STOCK

Section 1.1 The Capital Securities. The Capital Securities are being issued to the Investor in the Exchange pursuant to Article II hereof. The shares of Series B Preferred Stock exchanged for the Capital Securities pursuant to Article II hereof are being reacquired by the Company and shall have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as shares of Series B Preferred Stock.

Section 1.2 The Closing.

(a) The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, at 9:00 a.m., EST on the day on which the Company shall close the transactions contemplated by the Investment Agreement (as defined below); provided that all of the conditions set forth in Sections 1.2(c) and (d) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Company will deliver the Amended Warrant and the Capital Securities to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) and (ii) the Investor will deliver the certificate representing the Series B Shares and the original Old Warrant to the Company.

(c) The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.

(d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i) the approval of the NASDAQ Stock Market to issue the Capital Securities without approval of the Company’s shareholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules previously received by the Company in connection with the transactions contemplated hereby shall remain in full force and effect as of the Closing;

(ii) the Company shall have closed the transactions contemplated by the Investment Agreement, dated as of April 29, 2010 (the “Investment Agreement”), by and among the Company, Pacific Capital Bank, National Association (the “Bank”) and SB Acquisition Company LLC, a Delaware limited liability company (“Ford”), pursuant to which, subject to the terms and conditions set forth therein (as such terms and conditions may be waived or amended, subject to Section 5.12 hereof), the Company shall have received an equity recapitalization investment of $500 million and the Company shall have issued to Ford 225,000,000 shares of Common Stock at a purchase price of $0.20 per share and 455,000 shares of the Company’s Series C Convertible Participating Voting Preferred Stock at a purchase price of $1,000 per share;

(iii) the Company shall have completed a cash tender offer for $50,000,000 in aggregate principal amount of its Subordinated Debenture due 2014, and at least $18,000,000 in aggregate principal amount of its 9.22% Subordinated Bank Notes due 2011, in each case at a purchase price of $650.00 per $1,000 principal amount of such securities;

(iv)(A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(v) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(iv) have been satisfied;

(vi) the Company shall have duly adopted and filed with the State of California a Certificate of Determination, having the effect of an amendment to its articles of incorporation (“Charter”), in substantially the form attached hereto as Annex B (the “New Certificate of Determination”) and such filing shall have been accepted;

(vii) the Company shall have executed the Amended Warrant and delivered such executed Amended Warrant to the Investor or its designee(s);

(viii) the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Capital Securities to the Investor or its designee(s);

(ix) the Company shall have delivered to the Investor written opinions from counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C; and

(x)(A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employee of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.2(d)(x)(A) has been satisfied; “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations.

Section 1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1 Exchange; Dividend Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, (i) the Company agrees to issue the Capital Securities to the Investor in exchange for 180,634 shares of the Series B Shares, and the Investor agrees to deliver to the Company the Series B Shares in exchange for the Capital Securities, and (ii) the Company and the Investor mutually agree to amend and restate the Old Warrant to reflect the terms and conditions of the Amended Warrant.

(b) Simultaneously with the Exchange, the Company shall deliver to the Investor pursuant to the Dividend Exchange the number of shares of Capital Securities (rounded to the nearest whole number) determined by dividing the total amount of the cash payment of accrued and unpaid dividends that would otherwise be payable to the Investor (rounded to the nearest whole cent) by $1,000, representing the liquidation amount per share of the Capital Securities. Following consummation of the Dividend Exchange, no further cash dividends shall be payable in respect of the Series B Shares outstanding immediately prior to the Closing Date.

Section 2.2 Exchange Documentation. Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Series B Shares and the Old Warrant to the Company or its designated agent and the Company will cause delivery of the Capital Securities and the Amended Warrant to the Investor or its designated agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to the Investor as of the date hereof (provided that the Investor acknowledges that the Proposed Charter Amendment has not been filed or become effective as of the date hereof) and as of the Closing Date that:

Section 3.1 Existence and Power.

(a) Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, the Bank, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Old Warrant and the Investment Agreement, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2 Authorization and Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and the Amended Warrant and to carry out its obligations hereunder and thereunder (which includes the issuance of the Capital Securities, the shares of Common Stock issuable upon conversion of the Capital Securities (the “Underlying Common Shares”), the Amended Warrant and the shares of Common Stock issuable upon exercise of the Amended Warrant (the “Warrant Shares”)).

(b) The execution, delivery and performance by the Company of this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

Section 3.3 Capital Securities and Underlying Common Shares. The Capital Securities have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Capital Securities will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will represent nonassessable undivided beneficial interests in the assets of the Company, will not subject the holder thereof to personal liability and will rank pari passu with all other series or classes of Preferred Stock, whether or not issued or outstanding. Subject to the effectiveness of the Proposed Charter Amendment, the shares of Underlying Common Stock will have been duly authorized and reserved for issuance upon conversion of the Capital Securities and when so issued in accordance with the terms of the New Certificate of Determination will be validly issued, fully paid and nonassessable.

Section 3.4 Amended Warrant and Warrant Shares. The Amended Warrant has been duly and validly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable

Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance by the Company and when so issued and delivered in accordance with the terms of the Amended Warrant will be validly issued, fully paid and non-assessable, without the necessity of any approval of its shareholders.

Section 3.5 Non-Contravention.

(a) The execution, delivery and performance by the Company of this Agreement, the Amended Warrant, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Other than the filing of the New Certificate of Determination with the State of California, any current report on Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Code), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

Section 3.6 Anti-Takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board”) has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Determination and the exercise of the Amended Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement, the Capital Securities and the Amended Warrant and the consummation of the transactions contemplated hereby and thereby, including the conversion of the Capital Securities in accordance with the terms of the New Certificate of Determination and the exercise of the Amended Warrant by the Investor in accordance with its terms.

Section 3.7 No Company Material Adverse Effect. Since December 31, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.

Section 3.8 Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Capital Securities under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Capital Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.9 Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

ARTICLE IV

COVENANTS

Section 4.1 Commercially Reasonable Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

(b) Promptly following the Closing, the Company shall use its commercially reasonable efforts to call a special meeting of its shareholders to vote on a proposal, or shall obtain Ford’s written consent in lieu of a meeting of shareholders, to approve an increase in the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit issuance of all of the Underlying Common Stock upon conversion of the Capital Securities and issuance of the Warrant Shares upon exercise of the Amended Warrant (the “Proposed Charter Amendment”). The Company shall comply with all applicable corporate and securities law requirements with respect to the Proposed Charter Amendment.

Section 4.2 Expenses. If requested by the Investor, the Company shall pay all reasonable out of pocket and documented costs and expenses associated with the Exchange, including, but not limited to, the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors.

Section 4.3 Exchange Listing. If requested by the Investor, the Company shall, at the Company’s expense, cause the Capital Securities and the Amended Warrant, to the extent the Capital Securities and the Amended Warrant comply with applicable listing requirements, to be listed on the NASDAQ Stock Market or other national stock exchange, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. At the Investor’s request, the Company agrees to take such action as may be necessary to change the minimum denominations of the Capital Securities to $25 or such other amount as the Investor shall reasonably request. As soon as reasonably practicable following the Closing, the Company shall, at its expense, cause the Underlying Common Shares and the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.

Section 4.4 Access, Information and Confidentiality.

(a) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b) From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (A) the Investor and its agents, consultants, contractors, (B) the Special Inspector General of the Troubled Asset Relief Program, and (C) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (B) or (C), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process). The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d) Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.

Section 4.5 Executive Compensation.

(a) Benefit Plans. During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, taking into account Section 30.14 of the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes). In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.

(b) Additional Waivers. After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex D and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of EESA and the Compensation Regulations.

(c) Clawback. In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.

(d) Limitation on Deductions. During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(e) Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 4.6 Certain Notifications Until Closing. From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

Section 4.7 Sufficiency of Authorized Common Stock. During the period from the effectiveness of the Proposed Charter Amendment until the date on which all the Capital Securities have been converted and the Amended Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued shares of Common Stock to effectuate such conversion and exercise. Nothing in this Section 4.7 shall preclude the Company from satisfying its obligations in respect of the conversion of Capital Securities or the exercise of the Amended Warrant by delivery of shares of Common Stock which are held in the treasury of the Company.

Section 4.8 Monthly Lending Reports. During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.

Section 4.9 [Reserved].

Section 4.10 Observer to the Board.

So long as the Investor and its Affiliates beneficially own any of the Capital Securities or least 5% of the issued and outstanding Common Stock (treating all securities beneficially owned by the Investor and its Affiliates that are convertible into or exchangeable or exercisable for Common Stock as converted, exchanged or exercised), the Investor shall be entitled to designate one individual to serve as an observer (the “Observer”) to the Board, which designation may be changed from time to time in the sole discretion of the Investor. The Observer shall be entitled to (i) attend all meetings of the Board and the board of directors of each subsidiary of the Company, including any committee meetings of such boards of directors, (ii) receive notices of such meetings concurrently with the members of the Board or such boards of directors or committees thereof and (iii) receive all information provided to members of the Board or such boards of directors or committees thereof at such meetings.

The Observer shall have no voting rights and his or her presence shall not be required for determining a quorum at any meeting he or she is entitled to attend pursuant to Section 4.10(a).

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Unregistered Capital Securities. The Investor acknowledges that the Capital Securities, the Underlying Common Shares and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Capital Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Capital Securities, the Underlying Common Shares or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

Section 5.2 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Amended Warrant, the Underlying Common Shares and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) The Investor agrees that all certificates or other instruments representing the Capital Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(c) In the event that any Capital Securities, Underlying Common Shares or Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), at the request of the Investor, the Company shall issue new certificates or other instruments representing such Capital Securities, Underlying Common Shares or Warrant Shares, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3 Certain Transactions.

(a) The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Amended Warrant to be performed and observed by the Company.

(b) Without the prior written consent of the Investor, until such time as the Investor shall cease to own any debt or equity securities of the Company acquired pursuant to this Agreement or the Amended Warrant (including, for the avoidance of doubt, the Capital Securities, the Underlying Common Shares and the Warrant Shares), the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

Section 5.4 Transfer of Capital Securities; Underlying Common Shares and Warrant Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the

Capital Securities, Amended Warrant, Underlying Common Shares or Warrant Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Capital Securities, the Underlying Common Shares and the Warrant Shares.

Section 5.5 Registration Rights. The Capital Securities, Amended Warrant, Underlying Common Shares and Warrant Shares shall be Registrable Securities under the Securities Purchase Agreement and the Capital Securities shall be Preferred Shares under the Securities Purchase Agreement and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Series B Preferred Stock.

Section 5.6 Voting Matters.

(a) The Investor agrees that it will vote, or cause to be voted, or exercise its right to consent (or cause its right to consent to be exercised) with respect to, all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) with respect to each matter on which holders of Common Stock are entitled to vote or consent, other than a Designated Matter, in the same proportion (for, against or abstain) as all other shares of the Company’s Common Stock are voted or consents are given with respect to each such matter. The Investor agrees to attend all meetings of the Company’s shareholders in person or by proxy for purposes of obtaining a quorum. In order to effectuate the foregoing agreements, to the maximum extent permitted by applicable law, the Investor hereby grants a proxy appointing each of the Chief Executive Officer and Chairman of the Company attorney-in-fact and proxy for it and its controlled Affiliates with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner and solely on the terms provided by this Section 5.6 with respect to the Underlying Common Shares and the Warrant Shares and the Investor hereby revokes any and all previous proxies granted with respect to the Underlying Common Shares and the Warrant Shares for purposes of the matters contemplated in this Section 5.6; provided that such proxy may only be exercised if the Investor fails to comply with the terms of this Section 5.6. The proxy granted hereby is irrevocable prior to the termination of this Agreement, is coupled with an interest and is granted in consideration of the Company entering into this Agreement and issuing the Capital Securities and Amended Warrant to the Investor.

(b) The Investor shall retain the right to vote in its sole discretion all Underlying Common Shares and Warrant Shares beneficially owned by it and its controlled Affiliates (and which are entitled to vote on such matter) on any Designated Matter.

Section 5.7 Restriction on Dividends and Repurchases.

(a) Until the earlier of (i) November 21, 2011 or (ii) such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement or the Amended Warrant, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

(i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or

(ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Capital Securities (which purchases shall be made on a pro rata basis, as provided in Section 5.7(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, (G) the Other Transaction, and (H) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (H), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with United States generally accepted accounting principles (“GAAP”), and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(b) Until such time as the Investor ceases to own any Capital Securities, the Company shall not repurchase any Capital Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Capital Securities then held by the Investor on the same terms and conditions.

(c) The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.7 and any terms included in this Section 5.7 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 5.8 Repurchase of Investor Securities. From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable (including to the Amended Warrant) following the redemption in whole of the Capital Securities held by the Investor or the Transfer by the Investor of all of the Capital Securities held by the Investor to one or more third parties not affiliated with the Investor.

Section 5.9 Board of Directors.

(a) The Company hereby confirms and agrees that as of the date hereof and at all times while any shares of the Capital Securities are outstanding it shall maintain a range of directors of the Company that will permit the holders of the Capital Securities to elect two directors in accordance with Section 13(b) of the New Certificate of Determination. Currently, Section 3.2.1 (the “Applicable Provision”) of the Company’s bylaws (the “Bylaws”) provides for a range of directors of no less than nine (9) and no more than seventeen (17). At all times while any shares of the Capital Securities are outstanding, the Company shall not fill more than fifteen (15) director positions. In the event the Company desires to increase the number of directors beyond fifteen (15), then the Company shall be required to amend the Bylaws to increase the maximum directors to always allow for at least two open director seats for the holders of the Capital Securities to elect in accordance with Section 13(b) of the New Certificate of Determination (and to amend the bylaws to provide that such provision may not be modified, amended or repealed by the Company’s board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Capital Securities outstanding at the time of such vote and approval).

(b) In addition, by its execution hereof, the Company hereby confirms and agrees that it will, within 15 days after the date of this Agreement, amend the Applicable Provision by adding the following sentence at the end thereof:

“Notwithstanding anything in these bylaws to the contrary, for so long as the Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Capital Securities”) is outstanding: (i) whenever, at any time or times, dividends payable on the shares of Capital Securities have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Capital Securities) or more, whether or not consecutive, the authorized number of directors shall automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Section 3.2.1 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the board of directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Capital Securities outstanding at the time of such vote and approval.”

Section 5.10 Bank or Thrift Holding Company Status.

(a) The Company shall maintain its status as a Bank Holding Company (or, if permitted to become a Savings and Loan Holding Company in accordance with Subsection (b) below, such status) for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

(b) The Company may become a Savings and Loan Holding Company in accordance with the requirements of the Home Owners’ Loan Act and applicable regulations, provided that it has duly fulfilled any commitments to or other requirements or obligations imposed by the Board of Governors of the Federal Reserve System.

Section 5.11 Compliance with Employ American Workers Act. Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA.

Section 5.12 Investment Agreement. The Company will not agree to (i) any amendment, waiver or modification of Sections 1.1 or 1.2 of the Investment Agreement (other than corrections of obvious errors, if any, or other ministerial amendments, and other than any waiver by Ford of any conditions to closing set forth in Section 1.2(c)(2) thereof) or (ii) any amendment or modification of any other provision of the Investment Agreement to the extent such amendment or modification would adversely affect the Investor, in each case, without the prior written consent of the Investor.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 120th calendar day following the date hereof; provided, however, that in the event the Closing has not occurred by such 120th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 120th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2 Survival of Representations and Warranties. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5 Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Company in Section 6.6, but otherwise in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Amended Warrant or the Exchange contemplated hereby.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Pacific Capital Bancorp

P.O. Box 60839

Santa Barbara, California 93160-0839

Attention: George S. Leis

Facsimile: (805) 882-3856

Email: george.leis@sbbt.com

Telephone: (805) 564-6405

With a copy to:

Manatt, Phelps & Phillips, LLP

Park Tower

695 Town Center Drive, 14th Floor

Costa Mesa, California 92626

Attention: Joshua A. Dean

Facsimile: (714) 371-2550

Telephone: (714) 371-2500

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Edward D. Herlihy

                 Lawrence S. Makow

Facsimile: (212) 403-2000

Telephone: (212) 403-1000

If to the Investor:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, DC 20220

Attention: Chief Counsel Office of Financial Stability

Facsimile: (202) 927-9225

Email: OFSChiefCounselNotices@do.treas.gov

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Patrick T. Quinn

Facsimile: (212) 504-6666

Email: pat.quinn@cwt.com

Telephone: (212) 504-6067

Attention: William P. Mills

Facsimile: (212) 504-6666

Email: william.mills@cwt.com

Telephone: (212) 504-6436

Section 6.7 Definitions.

(a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) The term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s shareholders.

(d) The term “Company Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include: (i) the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(e) “Designated Matters” means (i) the election and removal of directors, (ii) the approval of any Business Combination, (iii) the approval of a sale of all or substantially all of the assets or property of the Company, (iv) the approval of a dissolution of the Company, (v) the approval of any issuance of any securities of the Company on which holders of Common Stock are entitled to vote, (vi) the approval of any amendment to the Charter or bylaws of the Company on which holders of Common Stock are entitled to vote and (vii) the approval of any other matters reasonably incidental to the foregoing subclauses (i) through (vi) as determined by the Investor.

(f) The term “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

(g) The term “Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.

(h) The term “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(i) The term “Preferred Stock” means any and all series of preferred stock of the Company, including the Capital Securities.

(j) The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the SEC prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.

(k) To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Sections 1.2 or 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Capital Securities or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Capital Securities or Registrable Securities (and any like variations thereof), as applicable.

Section 6.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.4 and 5.5 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, and (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding.

Section 6.9 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that (i) the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section and (ii) the provisions of Section 5.5 shall inure to the benefit of the persons holding Capital Securities during any tacked holding period, as contemplated by that Section.

Section 6.11 Entire Agreement, etc. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect, except as expressly amended by this Agreement,

Section 6.12 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.13 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PACIFIC CAPITAL BANCORP

By:	/s/ George S. Leis
Name:	George S. Leis
Title:	President & CEO

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison, Jr.
Name:	Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability

[Signature Page to Exchange Agreement]